Exhibit 10.10

AMENDED AND RESTATED LOAN AND PLEDGE AGREEMENT

This AMENDED AND RESTATED LOAN AND PLEDGE AGREEMENT dated as of April 10, 2002 (this “Agreement”), entered into by Arthur M. Krieg, M.D. (the “Borrower”), residing at 173 Winding River Road, Wellesley, MA 02482 in favor of Coley Pharmaceutical Group, Inc., a Delaware corporation, (“Coley”) with its principal place of business at Wellesley Gateway, 93 Worcester Street, Suite 101, Wellesley., MA 02481 amends and restates that certain Loan and Pledge Agreement dated as of May 8,2001 (the “Original Loan and Pledge Agreement”) by and between the Borrower and Coley.

WHEREAS, the Borrower previously signed a certain Promissory Note dated May 8, 2001, in favor of Coley in the aggregate principal amount of $750,000 (the “Note”), which obligation is secured by certain collateral pursuant to the Original Loan and Pledge Agreement;

WHEREAS, the Borrower and Coley wish to amend and restate the Original Loan and Pledge Agreement and the Note to include the Mortgage (as hereinafter defined) as additional security for the Note, and replace the Original Loan and Pledge Agreement and the Note in its entirety with the rights and obligations set forth in this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Loan. Subject to the terms of this Agreement, Coley has made a loan (the “Loan”) to the Borrower in the aggregate principal amount of $750,000. The Loan shall be payable in full on the fifth anniversary of the date hereof (the “Maturity Date”) in accordance with the provisions of Section 4 below.

2. Note. The Loan shall be evidenced by an amended and restated promissory note executed by the Borrower in the original principal amount of $750,000 (the “Note”) payable to Coley with a final maturity date of the Maturity Date, such Note to be substantially in the form attached hereto as Exhibit A. The Note shall be dated the date of the Loan and shall have all blanks therein appropriately completed.

3. Interest Rate. Interest shall accrue on the outstanding principal balance of the Loan at an interest rate per annum of seven percent (7%), but shall not be compounded or annualized. Interest shall not be payable until the Maturity Date.

4. Payment and Prepayment of the Loan. All outstanding principal and all unpaid interest accrued thereon shall be due and payable in full on the Maturity Date. The Borrower may prepay the Loan and the Note in whole or in part at any time without premium or penalty, together with all unpaid interest thereon and all other amounts due hereunder.

5. Conditions Precedent to Loan. The obligation of Coley to make the Loan is subject to the condition precedent that Coley shall have received, in form and substance satisfactory to Coley and its counsel, the following:

(a) this Agreement and the Note, duly executed by the Borrower;

(b) the Pledged Securities with stock powers for the Pledged Securities duly executed by the Borrower; and

(c) such other documents and instruments, and completion of such other matters, as Coley may deem reasonably necessary or appropriate.

6. Security Interest and Pledge. To secure the prompt, punctual, and faithful performance of all and each of the present and future Liabilities of the Borrower to Coley, the Borrower hereby grants to Coley a certain mortgage in substantially the form attached hereto as Exhibit B (the “Mortgage”) and a security interest in and to, and assigns, pledges, and delivers to Coley, certificates representing shares of Common Stock of Coley, issued to the Borrower as of the date hereof, having an aggregate market value on the date hereof equal to at least 150% of the outstanding balance of the Loan ($1,125,000) (the “Pledged Securities”), together with appropriate undated stock powers duly executed in blank, and all products, proceeds, substitutions, additions, interest, dividends, and other distributions in respect thereto, as described in Section 7 below (the Mortgage and the Pledged Securities being referred to hereinafter as the “Collateral”). Notwithstanding the foregoing concerning the Pledged Securities, in no event shall the Borrower be required to pledge more than 843,000 shares of Common Stock of Coley.

7. Stock Dividends, Distributions. Etc. If, while this Agreement is in effect, the Borrower shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization), with respect to the Pledged Securities, whether as an addition to, in substitution of or in exchange for any shares of any Pledged Securities, or otherwise, the Borrower agrees to accept the same as agent for Coley and to hold the same in trust on behalf of and for the benefit of Coley and to deliver the same forthwith to Coley in the exact form received, with the indorsement of the Borrower when necessary and/or with appropriate undated stock powers duly executed in blank, to be held by Coley as part of the Collateral. In case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of Coley or pursuant to the reorganization thereof, the property so distributed shall be delivered to Coley as Collateral. All sums of money and property so paid or distributed in respect of the Pledged Securities which are received by the Borrower shall, until paid or delivered to Coley, be held by the Borrower in trust as Collateral.

8. Cash Dividends; Voting Rights. Unless a Default (as defined in Section 11) has occurred and is continuing, the Borrower shall be entitled to receive all cash dividends paid in respect of the Pledged Securities, to vote the Pledged Securities and to give consents, waivers and ratifications, and to take other action in respect of the Pledged Securities. After the occurrence and during the continuance of any Default, Coley shall have the right, upon notice to the Borrower, to receive all cash dividends paid in respect of the Pledged Securities and to exercise voting rights as specified in Section 12 below.

9. Borrower’s Representations. The Borrower hereby represents, warrants and covenants as follows:

(a) The Borrower has the full power, authority and legal right to enter into this Agreement to be bound hereby and to perform and observe the terms and conditions hereof, and is in compliance with all applicable material laws, rules and regulations.

(b) This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against him in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors’ rights generally and to moratorium laws from time to time in effect and to general principles of equity.

(c) The execution, delivery and performance by the Borrower of this Agreement does not and will not (i) violate or constitute a default under any provision of any agreement, note or instrument which is binding upon the Borrower or by which his properties are bound or materially affected, or any law, rule or regulation, order writ, injunction or decree of any court or governmental instrumentality or any contractual restriction binding on the Borrower, or (ii) require any filing with or consent or other act by or in respect of any governmental authority or other person or entity (other than the filing of the appropriate number of UCC-1 financing statements covering the Pledged Securities, if necessary, and any consent obtained by the Borrower prior to the date hereof) or (iii) constitute a default thereunder or result in the imposition or require the creation of any lien or charge (other than those created, continued or otherwise contemplated hereby) upon the assets of the Borrower.

(d) The Pledged Securities pledged by the Borrower on the date hereof consist of not fewer than 562,500 shares of Common Stock of Coley and are held and owned by the Borrower free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, other than those in favor of Coley.

10. Borrower’s Covenants.

(a) If the Collateral is in the form of a certificated security, within the meaning of the Uniform Commercial Code, as adopted in the Commonwealth of Massachusetts (the “Code”), the Borrower shall surrender possession of the Collateral to Coley.

(b) If the Collateral is in the form of an uncertificated security, within the meaning of the Code, the Borrower shall cause Coley to record this pledge in the records of Coley relating to the Pledged Securities. The Borrower hereby authorizes Coley to, and Coley hereby agrees to, comply with any instructions originated by the holder of the Note with respect to such uncertificated securities.

(c) The Borrower shall execute all such instruments, documents, and papers, and will do all such acts as Coley may reasonably request now and from time to time hereafter with respect to the perfection of the security interest granted herein and the assignment effected hereby.

(d) The Borrower shall keep the Collateral free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges, except in favor of Coley or created by Coley.

(e) The Borrower shall deliver to Coley, if and when received by the Borrower, any item representing or constituting any of the Pledged Securities or, except as otherwise provided herein, proceeds of the Collateral,

(f) The Borrower shall not cause or permit any of the Pledged Securities presently evidenced by a written certificate to be converted to uncertificated securities, except on request of Coley.

(g) The Borrower shall not exercise any right with respect to the Collateral which would dilute or otherwise adversely affect Coley’s rights to the Collateral.

(h) Subject to the last sentence of Section 6 above, so long as the Loan is then outstanding:

(1) within five (5) days of receipt of written notice from Coley to the Borrower (the “Notice”) that the value of the Collateral as of the date of the Notice is less than 150% of the sum of the outstanding principal balance of the Loan plus interest accrued thereon, and

(2) beginning on May 1, 2002 and on each May 1 during the term of the Loan thereafter; the Borrower shall grant to Coley a security interest in and to, and assign, pledge and deliver to Coley certificates representing additional shares of Common Stock of Coley issued to the Borrower, if necessary, to ensure that as of such date the value of the Pledged Securities is not less than 150% of the sum of the outstanding principal balance of the Loan plus interest accrued thereon; provided, however, that in no event shall the Borrower be required to pledge more than 843,000 shares of Common Stock of Coley.

(i) The Borrower shall duly execute and deliver to Coley the Mortgage, which Mortgage grants to Coley a lien on the Premises (as defined in the Mortgage), in proper form for recording.

11. Default. Upon the occurrence of a Default, except as set forth in clause (v) below, any and all Liabilities of the Borrower to Coley shall become immediately due and payable at the option of Coley and without further notice or demand, in addition to which Coley may exercise Coley’s rights and remedies upon Default, as set forth hereinafter. For purposes of this Agreement, a “Default” under this Agreement shall mean any of the following events: (i) the failure to make any payment of principal or interest when due and the continuation of such failure without it having been duly cured for a period of ninety (90) days after written notice thereof given by Coley to the Borrower; (ii) any representation or warranty made by the Borrower in this Agreement, the Mortgage or the Note being untrue in any material respect when made, (iii) the failure of the Borrower to observe or perform any other covenant, agreement or other term of this Agreement or the Mortgage and the continuation of such failure without it having been duly cured for a period of thirty (30) days after written notice thereof given by Coley to the Borrower; (iv) the making of an assignment for the benefit of creditors, or the commencement by or against the Borrower of bankruptcy or similar proceedings, or the attachment of all or a substantial part of the Borrower’s property, or the appointment for the Borrower of a receiver, trustee or other custodian that is not dismissed within sixty (60) days; or (v) termination of the Borrower’s employment with Coley for Cause (as defined below); provided, however, that in the case of termination of the Borrower’s employment other than for Cause or due to the death or disability of the Borrower, any and all Liabilities of the Borrower to Coley shall become due and payable on the date one year after the date of such termination. For purposes of this Agreement, “Cause” shall be defined as (A) the breach by the Borrower of any material duty or obligation to Coley or (B) intentional or grossly negligent conduct of the Borrower that is materially injurious to Coley (as reasonably determined by Coley’s Board of Directors).

12. Effect of Default. Upon the occurrence and any continuation of any Default, and at any time thereafter, unless and until the Default may be cured, Coley shall have the right to apply the Collateral toward the satisfaction of the Liabilities, to sell or otherwise dispose of the Collateral and/or enforce and collect the Collateral for application towards (but not necessarily in complete satisfaction) of the Liabilities, in addition to all of the rights and remedies of a secured party upon default under the Code. The Borrower shall remain liable to Coley for any deficiency remaining following such application to any Liabilities. Upon the occurrence and any continuation of any Default, any and all shares of the Pledged Securities may be registered in the name of Coley or its nominee, and Coley or its nominee may thereafter without further notice exercise all voting and corporate rights at any meeting of any issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Securities as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other readjustment of any issuer or upon the exercise by any issuer or Coley or such nominee of any right, privilege or option pertaining to any shares of the Pledged Securities, and, in connection therewith, to deposit and deliver any and all of the Pledged Securities with any committee;, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it, but Coley shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing so long as it acts in good faith. The Borrower acknowledges that any exercise by Coley of Coley’s rights upon default may be subject to compliance by Coley with state and/or federal law governing the sale of securities. Except as otherwise provided herein, the net proceeds which Coley shall receive from the sale of the Pledged Securities, in accordance with the provisions hereof, shall be applied in the following manner: first, to the payment of all reasonable costs and expenses incurred by Coley in connection with the administration and enforcement of, or the preservation of any rights under, or otherwise in connection with this Agreement or the Mortgage (including, without limitation, the costs and expenses of retaking, holding, preparing for sale or selling of any Collateral and the reasonable fees and disbursements of its counsel and agents); second, to the payment of all other Liabilities in such order of priority as Coley may determine in its sole discretion; and third, as otherwise provided by applicable law.

13. Private Placements.

(a) The Borrower recognizes that Coley may be unable to effect a public sale of any or all of the Pledged Securities by reason of certain prohibitions contained in the federal securities laws and applicable state or foreign securities law, but may resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner, provided, however, that if such disposition is at private sale, then the purchase price of the Pledged Securities shall be equal to the public market price then in effect, or, if at the time of sale no public market for the Pledged Securities exists, then, in recognition of the fact that the sale of the Pledged Securities would have to be registered under the Securities Act of 1933 and that the expenses of such registration are commercially unreasonable for the type and amount of collateral pledged hereunder, Coley and the Borrower hereby agree that such private sale shall be at a purchase price mutually agreed to by Coley and the Borrower or, if the parties cannot agree upon a purchase price, then at a purchase price established by a majority of three independent appraisers knowledgeable of the value of such collateral, one named by the Borrower within 10 days after written request by Coley to do so, one named by Coley within such 10 day period, and the third named by the two appraisers so selected, with the appraisal to be rendered by such body within 30 days after the appointment of the third appraiser. Coley shall pay one half of the cost of such appraisal, including all appraisers’ fees. No costs of the appraisal shall be charged against the proceeds of sale.

(b) The Borrower further agrees to use commercially reasonable efforts to do or cause to be done all such other acts and things (other than effect the registration of the Pledged Securities under applicable federal, state or foreign laws) as may be necessary to make such sale or sales of any portion or all of the Pledged Securities valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Borrower’s expense. The Borrower further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to Coley, and that Coley will have no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 13 shall be specifically enforceable against the Borrower.

14. Appointment of Coley as Attorney-in-Fact. In furtherance of the remedies provided in Sections 12 and 13, the Borrower hereby designates Coley as and for the attorney-in-fact of the Borrower after the occurrence and during the continuance of a Default to endorse in favor of Coley any of the Pledged Securities, to cause the transfer of any of the Pledged Securities in such name as Coley may from time to time determine, to cause the issuance of certificates for book entry and/or uncertificated securities, and to make demand and to initiate actions to accomplish the purposes of this Agreement. In connection with any action to enforce any of the Collateral, Coley may make such compromise or settlement with respect to the Collateral as Coley determines to be appropriate. After and during the continuance of a Default, and in furtherance of the remedies provided in Sections 12 and 13, Coley shall also have and may exercise at any time all rights, remedies, powers, and discretions of the Borrower with respect to and under the Collateral. The within designation, being coupled with an interest, is irrevocable until the within instrument is terminated by a written instrument executed by a duly authorized officer of Coley. Coley shall not be liable for any act or omission to act pursuant to this Paragraph except for any act or omission to act which is in actual bad faith or which is grossly negligent.

15. Cumulative Remedies. The rights, remedies, powers, privileges, and discretions of Coley hereunder and under the Mortgage (hereinafter, “Coley’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it otherwise may have. No delay or omission by Coley in exercising or enforcing any of Coley’s Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by Coley of any Default or of any default under any other agreement shall operate as a waiver of any other default hereunder or under any other agreement. No exercise of any of Coley’s Rights and Remedies and no other agreement or transaction of whatever nature entered into between Coley and the Borrower at any time shall preclude any other exercise of Coley’s Rights and Remedies. No waiver by Coley of any of Coley’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. All of Coley’s Rights and Remedies and all of Coley’s rights, remedies, powers, privileges, and discretions under any other agreement or transaction are cumulative and not alternative or exclusive and may be exercised by Coley at such time or times and in such order of preference as Coley in its sole discretion may determine.

16. Definition of Liabilities. “Liabilities” shall mean (i) all indebtedness, obligations and liabilities of the Borrower, whether of principal, interest, fees, expenses or otherwise, now existing or hereafter contracted or incurred under or in connection with the Loan and any and all extensions, renewals, refinancings and refunding of any such indebtedness in whole or in part, (ii) all costs and expenses incurred by Coley in the collection of any of such Borrower indebtedness, including without limitation reasonable attorneys’ fees and legal expenses, and (iii) all future advances made by Coley for the protection or preservation of the Collateral or any portion thereof.

17. Waivers by Borrower. The Borrower:

(a) waives presentment, demand, notice, and protest with respect to the Liabilities and the Collateral;

(b) waives any delay on the part of Coley;

(c) assents to any indulgence or waiver which Coley may grant or give to the Borrower or any other person liable or obliged to Coley for or on the Liabilities;

(d) agrees that no release of any property securing the Liabilities shall affect the rights of Coley with respect to the Collateral hereunder; and

(e) if entitled thereto, waives the right to notice and/or hearing prior to Coley’s exercising of Coley’s rights and remedies hereunder upon default.

18. Partial Release Upon Pay-Down of the Note. Upon written notice from the Borrower that he wishes to sell some or all of the Pledged Securities and apply the proceeds of such sale to amounts due under the Note, Coley agrees to deliver promptly to a broker designated by the Borrower and reasonably satisfactory to Coley certificates representing such Pledged Securities, provided that such instructions include or are accompanied by irrevocable instruction from the Borrower (with signature guarantee) to the broker requiring that the net proceeds from the sale of such Pledged Securities be delivered by check payable to Coley and that a certificate for any shares of the Pledged Securities remaining unsold be returned to Coley. Subject to the provisions of Section 10(h), if at any time the Borrower prepays the Note pursuant to Section 4 hereof, then Coley shall return promptly to the Borrower certificates representing that number of shares having a then-current market value equal to the amount prepaid by the Borrower.

19. Right of Setoff. If a Default shall have occurred and be continuing, Coley is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all amounts at any time held or at any time owing by Coley to or for the credit or the account of the Borrower against any of and all the Liabilities, irrespective of whether or not Coley shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of Coley under this section are in addition to any other rights and remedies (including other rights of setoff) which Coley may have.

20. Duties of Coley. Coley shall have no duty as to the collection or protection of the Collateral or any income or distribution thereon, beyond the safe custody of such of the Collateral as may come into the possession of Coley and shall have no duty as to the preservation of rights against prior parties or any other rights pertaining thereto. Coley’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Liabilities.

21. Binding Agreement. This Agreement shall be binding upon the Borrower and upon the Borrower’s representatives, successors, and assigns, and shall inure to the benefit of Coley and its successors and assigns.

22. Complete Agreement. This Agreement and all other instruments executed in connection herewith incorporate all discussions and negotiations among Coley and the Borrower concerning the matters included herein and in such other instruments, and supercede all prior agreements, written or oral, between them concerning such subject matter, including without limitation, the Original Loan and Pledge Agreement. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless executed in writing by the party to be charged with such modification, amendment and waiver, and if such party be Coley, then by a duly authorized officer thereof other than the Borrower.

23. Use of Originals. This Agreement and all other documents in Coley’s possession which relate to the Liabilities may be reproduced by Coley by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence) and any enlargement, facsimile, or further reproduction shall likewise be admissible in evidence.

24. Notices. All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or overnight courier or mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive notice at its or his respective address set forth in the first paragraph of this Agreement or such other address as such party shall have designated by notice in writing to the other party in accordance with this section.

25. Governing Law. This Agreement, and all rights and obligations hereunder, including matters of construction, validity, and performance, shall be governed by the internal laws of the Commonwealth of Massachusetts. The Borrower submits to the jurisdiction of the courts of said Commonwealth for all purposes with respect to this Agreement and the Borrower’s relationships with Coley.

26. Sealed Instrument. It is intended that this Agreement take effect as a sealed instrument.

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IN WITNESS WHEREOF, the undersigned has executed the foregoing Amended and Restated Loan and Pledge Agreement as of the date first above written.

/s/ ARTHUR M. KRIEG
Arthur M. Krieg, individually

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